EXHIBIT 4.43


 THIS NON-TRANSFERABLE WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON
                          OR BEFORE DECEMBER 22, 2005

                        THIS WARRANT IS NOT TRANSFERABLE

                                AMADOR GOLD CORP.

                (Incorporated under the laws of British Columbia)


NO. _____                                                    WARRANT TO PURCHASE
                                                  ________________ COMMON SHARES

             NON-TRANSFERABLE WARRANT FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, o (hereinafter called the "holder") is entitled to subscribe for and purchase up to O fully paid and non-assessable Common Shares without par value in the capital of AMADOR GOLD CORP. (hereinafter called the "Company") at any time prior to 5:00 p.m. (Vancouver Time) on December 22, 2005 at a price of $0.35 per share subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule "A".

The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fraction of a Common Share), by surrender of this Warrant (properly endorsed if required) at the Head Office of the Company, 16493 - 26th Avenue, Surrey, British Columbia V3S 9W9, together with a certified cheque payable to or to the order of the Company in payment of the purchase price of the number of Common Shares subscribed for.

Common Shares issued on the exercise of the Warrant are non-transferrable until APRIL 23, 2004.

IN WITNESS WHEREOF AMADOR GOLD CORP. has caused this non-transferable Warrant to be executed as of the 22nd day of December, 2003.

AMADOR GOLD CORP.

/s/ Rupert L. Bullock
------------------------------
    President and Director


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                                SUBSCRIPTION FORM



               RE: THE EXERCISE OF A WARRANT TO PURCHASE SHARES OF
                                AMADOR GOLD CORP.


NUMBER OF                                                         AUTHORIZED
 SHARES           DATE OF                                        SIGNATORY OF
PURCHASED         PURCHASE       SIGNATURE OF HOLDER           AMADOR GOLD CORP.
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                                  SCHEDULE "A"

                              TERMS AND CONDITIONS
                         ATTACHED TO WARRANTS ISSUED BY

                                AMADOR GOLD CORP.
                                 (THE "COMPANY")


Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

ARTICLE 1 - INTERPRETATION

1.01     DEFINITIONS

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

         (a)      "Company" means AMADOR GOLD CORP. or a successor corporation;

         (b) "Company's auditor" means the accountant duly appointed as auditor of the Company;

         (c) "Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a board or whenever duly empowered action by an executive committee of the board;

         (d)      "Person"  means  an  individual,   corporation,   partnership,
                  trustee  or  any   unincorporated   organization,   and  words
                  importing persons have a similar meaning;

         (e) "Shares" or "shares" means the common shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in section 4.07;

         (f) "Warrant" means all Warrants of the Company for the time being outstanding;

         (g)      "Warrant  Holder" or  "Holder"  means the owner or bearer of a
                  transferable   Warrant   or   the   recorded   holder   of   a
                  non-transferable Warrant, as the case may be;

         (h) words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.


1.02     INTERPRETATION NOT AFFECTED BY HEADINGS


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                                       2


The division of the Terms and Conditions into articles and sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.03     APPLICABLE LAW

The Warrants shall be construed in accordance with the laws of the Province of British Columbia and shall be treated in all respects as legal contracts under the laws of British Columbia.

ARTICLE 2 - ISSUE OF WARRANTS

2.01     ADDITIONAL WARRANTS

The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of its capital stock.

2.02     ISSUE IN SUBSTITUTION FOR LOST WARRANTS

(1) In case a Warrant shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant, or in lieu of and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue.

(2) The applicant for the issue of a new Warrant pursuant hereto shall bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and shall pay the reasonable charges of the Company in connection therewith.

2.03     WARRANT HOLDER NOT A SHAREHOLDER

The holding of a Warrant shall not constitute the holder a shareholder of the Company, nor entitle him to any right or interest in respect thereof, except as in the Warrant expressly provided.

ARTICLE 3 - OWNERSHIP AND TRANSFER

3.01     EXCHANGE OF WARRANTS

(1) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination of the same issue and date of expiry entitling the Holder to purchase any equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.


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                                       3


(2)      Warrants may be exchanged only at the head office of the Company, 16493
         - 26th Avenue, Surrey, B.C., V3S 9W9. Any Warrants tendered for exchange shall be surrendered to the Company and cancelled.

3.02     CHARGES FOR EXCHANGE

On exchange of Warrants, the Company, except as otherwise herein provided, may charge a sum of not exceeding $1.00 for each new Warrant issued, and payment of such charges required to be paid shall be made by the party requesting such exchange.

3.03     OWNERSHIP AND TRANSFER OF WARRANTS

The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and shall not be affected by any notice or knowledge to the contrary. The Holder of a transferable Warrant shall be entitled to the rights of set-off or counter-claim between the Company and the original or any intermediate Holder; and all persons may act accordingly. The receipt of a Holder of a Warrant for shares purchasable pursuant thereto shall be a good discharge to the Company for the same, and the Company shall not be bound to enquire into the title of any such Holder. Transferable Warrants shall be negotiable and shall pass by delivery. Non-transferable Warrants and all rights thereunder shall not be transferable.

3.04     NOTICE TO WARRANT HOLDER

Unless herein otherwise expressly provided, any notice to be given hereunder to a Warrant Holder shall be deemed to be validly given, if such notice is published once in the City of Vancouver, B.C., such publication to be made in a daily newspaper in the English language of general circulation in such city. Any notice so given shall be deemed to have been given on the date on which it has been published.

ARTICLE 4 - EXERCISE OF WARRANTS

4.01     METHOD OF EXERCISE OF WARRANTS

The right to purchase shares conferred by a Warrant may be exercised by the Holder surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque payable to, or to the order of Company at par in Vancouver, B.C., for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada to the Company at its head office, 16493 - 26th Avenue, Surrey, B.C., V3S 9W9.

4.02     EFFECT OF EXERCISE OF WARRANTS

(1) Upon surrender and payment as aforesaid, the shares so subscribed for shall be deemed to have been issued, and such person shall be deemed to have become the holder of such shares on the date of such surrender and payment, and such shares shall be issued at the subscription price in effect on the date of such surrender and payment.


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                                       4


(2) Within three business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person in whose name the shares so subscribed for are to be issued as specified in such subscription a certificate for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

4.03     SUBSCRIPTION FOR LESS THAN ENTITLEMENT

A Holder may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder, upon exercise thereof, shall in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.04     WARRANTS FOR FRACTIONS OF SHARES

To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate entitle the Holder to receive a whole number of shares.

4.05     EXPIRATION OF WARRANTS

After the expiration of the period within which a Warrant is exercisable all rights thereunder shall wholly cease and terminate, and such Warrant shall be void and of no effect. The expiry date of a Warrant shall be set out therein.

4.06     EXERCISE PRICE

The price per share which must be paid to exercise a Warrant shall be set out therein.

4.07     ADJUSTMENTS

(1) If and whenever the shares shall be subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend, the exercise price shall be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation or payment of a stock dividend, the number of shares deliverable upon the exercise of a Warrant shall be increased or decreased proportionately as the case may be;

(2) In case of any reclassification of the capital of the Company, or in the case of the merger or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company or to any other company, each Warrant shall, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale shall be made, as the case may be, which the Holder would then hold if he had


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                                       5


         exercised his rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article 4 with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable on the exercise of a Warrant;

(3) The adjustments provided for in this section in the subscription rights pursuant to any Warrants are cumulative.

4.08     DETERMINATION OF ADJUSTMENTS

If any question shall at any time arise with respect to any adjustments to be made under section 4.07, such question shall be conclusively determined by the Company's auditor, or, if he declines to so act, any other chartered accountant in Vancouver, B.C. that the Company may designate and who shall have access to all appropriate records, and such determination shall be binding upon the Company and the Holder.

ARTICLE 5 - COVENANTS BY THE COMPANY

5.01 The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

5.02     SECURITIES QUALIFICATION REQUIREMENTS

If, in the opinion of counsel for the Company any Prospectus, or other filing is required to be filed with or any permission is required to be obtained from any securities regulatory body or any other step is required under any Federal or Provincial law before any shares which the Warrant Holder is entitled to purchase pursuant to his Warrant may properly and legally be issued upon exercise thereof, the Company covenants that it will take such action.

ARTICLE 6 - MODIFICATION OF TERMS, SUCCESSORS

6.01     MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

From time to time the Company may, subject to the provisions of these presents, and shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

         (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the premises;

         (b) adding to or altering the provisions hereof in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different


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                                       6


                  denominations; and making any modification in the form of Warrants which does not affect the substance thereof;

         (c) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

         (d) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Article.

6.02     COMPANY MAY AMALGAMATE, ETC. ON CERTAIN TERMS

Nothing herein contained shall prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company shall be a company organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and shall succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such amalgamation, merger or transfer.

6.03     ADDITIONAL FINANCING

Nothing herein contained shall prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.